Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors
United Heritage Corporation

We have issue our report dated July 10, 2006, accompanying the financial statements of United Heritage Corporation as of March 31, 2006 and 2005 and for the years then ended which is included in this Registration Statement on Form S-4. We hereby consent to the inclusion of our report in the Registration Statement on Form S-4.

WEAVER AND TIDWELL, L.L.P.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
September 28, 2006